SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   EATON VANCE
                            MUNICIPAL INCOME TRUST II
              ____________________________________________________
             (Exact Name of Registrant as Specified in its Charter)


             Massachusetts                                 Pending
 ______________________________________      ___________________________________
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


        The Eaton Vance Building
            255 state Street
           Boston, Massachusetts                            02109
 _____________________________________               ___________________
(Address of Principal Executive Office)                  (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-100540

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange On Which
         To Be So Registered                   Each Class Is To Be Registered
         -------------------                   ------------------------------

Common Shares of Beneficial Interest,             American Stock Exchange
      $0.01 Par Value Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                            ________________________
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Capital Structure" in the Registrant's Registration Statement on Form N-2 (Nos. 333-100540 and 811-21234) as filed electronically with the Securities and Exchange Commission on October 15, 2002 (Accession No. 0000898432-02-000725) ("Registration
         Statement on Form N-2"), as the same may be amended.

Item 2:  Exhibits.

         (a)      The following exhibits are being filed with the Commission:

                  1. Registrant's Registration Statement on Form N-2 is incorporated herein by reference.

                  2. Form of Specimen Certificate for Registrant's Shares, par value $0.01 per share, which was filed electronically as exhibit (d) to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference.

                  3. Declaration of Trust of Registrant, and Amendment to Declaration of Trust of Registrant, which were filed electronically as exhibits (a)(1) and (2) to the Registrant's Registration Statement on Form N-2, are incorporated herein by reference.

                  4. By-Laws of Registrant, and Amendment to By-Laws of Registrant, which were filed electronically as exhibits
                        (b)(1) and (2) to the Registrant's Registration Statement on Form N-2, are incorporated herein by reference.


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




                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 16th day of October 2002.

                                    EATON VANCE MUNICIPAL INCOME TRUST II


                                                 /s/ Thomas J. Fetter
                                             By: ________________________
                                                 Name:  Thomas J. Fetter
                                                 Title: President




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